EXHIBIT 21.1

Subsidiaries

dot com Antigua Ltd. (Antigua)

Precyse Corporation (Ontario)
    - Parlay Entertainment Limited (Barbados)
                (subsidiary of Precyse)
    - dot com Management Ltd. (Ontario)
                (subsidiary of Precyse)